                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholder
Athena Diagnostics, Inc.:

We consent to the inclusion of our report dated September 28, 2001, with respect to the balance sheets of Athena Diagnostics, Inc., as of December 31, 2000 and 1999, and the related statements of operations, equity and cash flows for each of the years in the three-year period ended December 31, 2000 which report appears in the Registration Statement, and to the reference to "Experts" in this Registration Statement on Form S-1.


                                                 /s/ KPMG LLP
                                                 ---------------------

Boston, Massachusetts
October 30, 2001